UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2021

GOSSAMER BIO, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38796	47-5461709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3013 Science Park Road
San Diego, California, 92121

(Address of Principal Executive Offices) (Zip Code)
(858) 684-1300
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOSS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective September 16, 2021, Bryan Giraudo was promoted to Chief Operating Officer/Chief Financial Officer of Gossamer Bio, Inc. (the “Company”). The full biography of Mr. Giraudo required by Item 5.02(c) of Form 8-K is included in the Company’s proxy statement on Schedule 14A for the 2021 annual meeting of stockholders filed with the SEC on April 27, 2021 under the heading “Executive Officers”, and such biography is incorporated herein by reference.
In connection with Mr. Giraudo’s promotion and as approved by the Compensation Committee of the Board of Directors of the Company, Mr. Giraudo’s annual base salary will be increased to $460,000, and his target annual incentive bonus will be increased to 45% of his base salary. Mr. Giraudo’s existing Employment Agreement (the “Existing Employment Agreement”) also provides Mr. Giraudo with certain severance benefits if the Company terminates his employment other than for cause or he resigns for good reason, and other than as a result of death or disability: (1) continued payment of his base salary at the then-current rate for 9 months (increased to 12 months if such termination occurs within 12 months following a change in control), paid in accordance to the Company's payroll practices; (2) a payment equal to his target annual bonus opportunity, pro-rated for the portion of the current calendar year in which he was employed, payable in a lump sum payment 60 days following the date of termination (which bonus payment will not be prorated if such termination occurs within 12 months following a change in control); and (3) payment of the full premium for continued health plan coverage for up to 9 months following the date of termination (increased to 12 months if such termination occurs within 12 months following a change in control). The Existing Employment Agreement was attached as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
On September 16, 2021, in connection with the promotion, the Company granted Mr. Giraudo an option to purchase 150,000 shares of Company’s common stock under the Company’s 2019 Equity Incentive Plan, 25% of which will vest on September 16, 2022, and the remainder will vest in 36 equal monthly installments thereafter. The stock option has an exercise price equal to the closing price of the Company’s common stock the Nasdaq Global Select Market on September 16, 2021.
On September 21, 2021, the Company issued a press release announcing Mr. Giraudo's promotion. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 21, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOSSAMER BIO, INC.

Date: September 21, 2021	By:	/s/ Christian Waage
Christian Waage
Executive Vice President & General Counsel

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